Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Poage Bankshares, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2017 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Bruce VanHorn, President and Chief Executive Officer of the Company, and Jane Gilkerson, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to best of his or her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce VanHorn	November 14, 2017
Bruce VanHorn	Date
President and Chief Executive Officer

/s/ Jane Gilkerson	November 14, 2017
Jane Gilkerson	Date
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Poage Bankshares, Inc. and will be retained by Poage Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.